                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting Persons:    o  Coliseum Capital Management, LLC,
                                      a Delaware limited liability company
                                      ("CCM");

                                   o  Coliseum Capital, LLC, a Delaware limited
                                      liability company ("CC");

                                   o  Coliseum Capital Partners, L.P.,
                                      a Delaware limited partnership ("CCP");

                                   o  Coliseum Capital Partners II, L.P.,
                                      a Delaware limited partnership ("CCP2"
                                      and, together with CCP, the "Funds");

                                   o  Blackwell Partners, LLC, a Georgia limited
                                      liability company ("Blackwell");

                                   o  Adam Gray; and

                                   o  Christopher Shackelton, a member of the
                                      board of directors of The Providence
                                      Service Corporation.

Address for each of the Reporting  Metro Center, 1 Station Place, 7th Floor
Persons, except Blackwell:         South, Stamford, CT 06902

Address for Blackwell:             c/o DUMAC, LLC, 280 South Mangum Street,
                                   Suite 210, Durham, NC 27701

Date of Earliest Transaction       August 14, 2014
Required to be Reported:

Designated Filer for each of the   Coliseum Capital Management, LLC
Reporting Persons:

Issuer & Ticker Symbol for each    The Providence Service Corporation; PRSC
of the Reporting Persons:

Title of Non-Derivative Security   Common Stock $0.001 par value (the "Stock")
for each of the Reporting Persons:

Non-Derivative Securities          The Reporting Persons disposed the Stock
Disposed:                          as follows:

                         Transaction  Amount of   Price     Amount of Securities
                         Date         Securities            Beneficially Owned
                                      Disposed              Following Reported
                                                            Transactions

                         08/14/2014   77,967      $46.19(1) 2,244,383(2)

                         08/15/2014   7,213       $46.04(3) 2,237,170(2)

                         08/18/2014   14,869      $45.05(4) 2,222,301(2)

Following the transactions reported herein, Blackwell directly beneficially owned 629,608 shares of Stock, CCP directly beneficially owned 1,253,004 shares of Stock and CCP2 directly beneficially owned 339,689 shares of Stock.

---------------------
1 This transaction was executed in multiple trades at prices ranging from $46.05 to $46.87. The reported price reflects the weighted average purchase price. The
Reporting Person filing this report hereby undertakes to provide upon request by the SEC staff, The Providence Service Corporation or a shareholder of The
Providence Service Corporation full information regarding the number of shares purchased at each separate price.

2 These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of
Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer.

3 This transaction was executed in multiple trades at prices ranging from $45.51 to $46.30. The reported price reflects the weighted average purchase price. The
Reporting Person filing this report hereby undertakes to provide upon request by the SEC staff, The Providence Service Corporation or a shareholder of The
Providence Service Corporation full information regarding the number of shares purchased at each separate price.

4 This transaction was executed in multiple trades at prices ranging from $45.00 to $45.22. The reported price reflects the weighted average purchase price. The
Reporting Person filing this report hereby undertakes to provide upon request by the SEC staff, The Providence Service Corporation or a shareholder of The
Providence Service Corporation full information regarding the number of shares purchased at each separate price.

Christopher Shackelton      /s/ Christopher Shackelton         August 18, 2014
                           -----------------------------------------------------
                            **Signature of Reporting Person         Date

Coliseum Capital
Management, LLC             /s/ Christopher Shackelton, Manager August 18, 2014
                           -----------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital, LLC       /s/ Christopher Shackelton, Manager August 18, 2014
                           -----------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital
Partners, L.P.
By: Coliseum Capital, LLC,
General Partner             /s/ Christopher Shackelton, Manager  August 18, 2014
                           -----------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital
Partners II, L.P.
By: Coliseum Capital, LLC,
General Partner             /s/ Christopher Shackelton, Manager  August 18, 2014
                           -----------------------------------------------------
                           **Signature of Reporting Person          Date

Blackwell Partners, LLC
By: Coliseum Capital
Management, LLC,
Attorney-in-fact            /s/ Christopher Shackelton, Manager August 18, 2014
                           -----------------------------------------------------
                           **Signature of Reporting Person          Date

Adam Gray                   /s/ Adam Gray                       August 18, 2014
                           -----------------------------------------------------
                           **Signature of Reporting Person          Date